Form NO. 7a                                Registration No. 30506

CERTIFICATE OF DEPOSIT OF
MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of
Golar LNG Limited
Was delivered to the Registrar of Companies on the 4th day of November 2014 in
accordance with section 45(3) of the Companies Act 1981 (“the Act”).

Given under my name and seal of the
REGISTRAR OF COMPANIES this
6th day of the November 2014

/s/ Wakeel Ming

for Registrar of Companies

Capital prior to increase: US$     100,000,000.00
Amount of increase:      US$ 50,000,000.00
Present Capital:         US$ 150,000,000.00